SUNAMERICA EQUITY FUNDS
RESPONSE TO ITEM 77Q1 FOR THE CURRENT
FILING OF N-SAR (Period Ended March 31, 2007)

SUB ITEM 77Q1: Exhibits
Sub-Item 77Q1(a) - Copies of Material Amendments to the Registrant's Charter or By-Laws


Amendment to the Declaration of Trust dated December 7, 2006. Incorporated herein by reference to exhibit (a) (viii) to Post-Effective Amendment No. 45 to Registrant's Registration Statement on Form N-1A (File No. 33-8021) filed January 26, 2007. (Accession No. 0001193125-07-014239).